EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72756 of Dynacq Healthcare, Inc. of our report dated October 30, 2004, with respect to the consolidated financial statements and schedule of Dynacq Healthcare, Inc. included in this Annual Report (Form 10-K) for the year ended August 31, 2004.

/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.

Houston, Texas

November 12, 2004